Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY ANNOUNCES

$200 MILLION STRATEGIC INVESTMENT FROM ROARK CAPITAL

CALABASAS HILLS, Calif., – April 20, 2020 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced that it has closed on a $200 million convertible preferred investment from affiliates of Roark Capital.

“We are pleased to have found a high-quality partner in Roark, who we are confident will add significant value to The Cheesecake Factory Incorporated,” said David Overton, Chairman and Chief Executive Officer. “This transaction not only meaningfully enhances our liquidity position to navigate the near-term COVID-19 landscape and get our affected staff members back to work as soon as practicable, but also importantly, solidifies our ability to manage the business for the long-term for all of our stakeholders once we emerge on the other side of this crisis. Moreover, Roark’s investment underscores the strength of our brands, market positioning and long-term growth prospects.”

Neal Aronson, Founder and Managing Partner of Roark said, “We have long admired The Cheesecake Factory and the culture that David and his team have built.” In connection with this investment, the Board of Directors will be expanded from eight to nine members and Paul Ginsberg, President of Roark, will join the Company’s Board of Directors as an independent member. Ginsberg said, “We believe The Cheesecake Factory, North Italia and the FRC brands are uniquely positioned to maintain their leadership in experiential dining and look forward to a partnership with the board and management team to drive long-term value for all shareholders.”

Wells Fargo Securities, LLC and J.P. Morgan Securities LLC served as financial advisors and Latham & Watkins LLP served as legal advisor to The Cheesecake Factory Incorporated in this transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal advisor to Roark.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 294 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within the Fox Restaurant Concepts subsidiary. Internationally, 26 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2020, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the seventh consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

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About Roark

Roark focuses on investing in the consumer and business services sectors, with a specialization in franchised and multi-unit businesses. Since inception, affiliates of Roark have invested in 76 franchise/multi-unit brands, which collectively generate $41 billion in annual system revenues from 39,000 locations in 50 states and 81 countries. Please visit www.roarkcapital.com to learn more.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the Company’s future performance and partnership with Roark Capital. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

The Cheesecake Factory Incorporated Contacts:

Investors

The Cheesecake Factory Incorporated

Stacy Feit

(818) 871-3000

investorrelations@thecheesecakefactory.com

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Media

Berk Communications

Marisa Carstens

(917) 328-4725

cheesecake@berkcommunications.com

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100